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                                                                     EXHIBIT 3.3

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                               WILLIAMS OLP, L.P.


      This Certificate of Limited Partnership of Williams OLP, L.P. (the "Partnership") is being executed and filed by Don R. Wellendorf, Authorized Person on behalf of Williams GP, LLC, a Delaware limited liability company, as General Partner of the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

      1.    The name of the Partnership is Williams OLP, L.P.

      2. The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

      3. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

      4. The name and business address of the General Partner of the Partnership is Williams GP, LLC, One Williams Center, Tulsa, Oklahoma 74172.


      Dated: October 26, 2000

                                        By: /s/ DON R. WELLENDORF
                                            -----------------------
                                            Don R. Wellendorf
                                            Authorized Person